UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

GigCapital7 Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42262	98-1790710
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(Address of principal executive offices, including Zip Code)

(650) 276-7040

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one redeemable warrant	GIGGU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	GIG	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	GIGGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed by GigCapital7 Corp. (the “Company”) in its Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 3, 2024 (the “IPO Closing 8-K”), the Company consummated its initial public offering (the “IPO”) on August 30, 2024, resulting in the issuance of an aggregate of 20,000,000 units (the “Public Units”). Each Public Unit consists of one Class A ordinary share of the Company (a “Public Share”), $0.0001 par value (“Class A Ordinary Shares”), and one redeemable warrant (a “Public Warrant”). Each whole Public Warrant is exercisable for one Class A Ordinary Share at a price of $11.50 per full share. The Public Units were sold at an offering price of $10.00 per unit, and the IPO generated aggregate gross proceeds of $200,000,000. The Company also granted the underwriters a 45-day option to purchase up to 3,000,000 additional Public Units solely to cover over-allotments, if any.

Simultaneously with the closing of the IPO and the sale of the Public Units, the Company consummated the private placement (“Private Placement”) of 2,826,087 Class B ordinary shares (the “Private Placement Shares”), at a purchase price of $1.15 per Private Placement Share, to certain institutional investors (none of which are affiliated with any member of the Company’s management, GigAcquisitions7 Corp., a Cayman Islands exempted company (the “Sponsor”), or any other investor. Each investor entered into a subscription agreement with the Company, the form of which was previously filed with the SEC as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 initially filed on August 22, 2024 (the “Registration Statement”). The Private Placement generated aggregate gross proceeds of $3,250,000.

Also simultaneously with the closing of the IPO, the Company completed the private sale and issuance to its Sponsor of 3,719,000 private warrants, each entitling the holder to purchase one Class A Ordinary Share (the “Private Placement Warrants”), pursuant to the Warrant Purchase Agreement, previously filed with the SEC as Exhibit 10.2 to the Company’s IPO Closing 8-K, for an aggregate purchase price of $58,060. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants: (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus, so long as they are held by the Sponsor or any of their respective permitted transferees, and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until thirty (30) days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or any of its permitted transferees, then they will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. The material terms of the Warrant Purchase Agreement are set forth in the Registration Statement and incorporated by reference herein.

A total of $200,000,000, consisting of a portion of the proceeds received by the Company for the sale of the Private Placement Shares and the entirety of the proceeds received by the Company after deduction for commissions from the IPO, were placed in a segregated trust account located in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s initial business combination, (ii) the redemption of 100% of the outstanding public shares if the Company has not completed its initial business combination in the required time period, and (iii) the redemption of the Company’s public shares properly tendered in connection with the approval of any amendment to the Company’s Amended and Restated Memorandum and Articles of Association governing our pre-initial business combination activity and related shareholders’ rights.

An audited balance sheet as of August 30, 2024, reflecting receipt of the proceeds upon consummation of the IPO, the Private Placement and the sale of the Private Placement Warrants has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Audited Balance Sheet of GigCapital7 Corp. as of August 30, 2024

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGCAPITAL7 CORP.

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer and Chairman of the GigCapital7 Corp. Board

Date: September 6, 2024